UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

TREX COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of principal executive offices)	(Zip Code)

(540) 542-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 17, 2013, Trex Company, Inc. (the “Company”), as borrower; Branch Banking and Trust Company, (“BB&T”), as Administrative Agent and as a Lender; and Wells Fargo Capital Finance, LLC, as a Lender; entered into a Second Amendment (“Second Amendment”) to their Amended and Restated Credit Agreement dated as of January 6, 2012, as amended by a First Amendment dated February 26, 2013 (the “Credit Agreement”).

Pursuant to the Second Amendment, the Credit Agreement was amended to increase the maximum amount of the revolving loans from $100,000,000 to $125,000,000 during the period from January 1, 2014 through and including June 30, 2014. No other material changes were made to the terms of the Credit Agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

4.1	Second Amendment dated December 17, 2013 to Amended and Restated Credit Agreement dated as of January 6, 2012, as amended by a First Amendment dated February 26, 2013, between the Company and Branch Banking and Trust Company, as a Lender and Administrative Agent, and Wells Fargo Capital Finance, LLC as a Lender. FILED HEREWITH

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

By:	/S/ RONALD W. KAPLAN
Name:	Ronald W. Kaplan
Title:	President and Chief Executive Officer

Dated: December 19, 2013

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